Exhibit 99.1

Cardlytics Announces Third Quarter 2019 Financial Results
Atlanta, GA – November 12, 2019 – Cardlytics, Inc. (NASDAQ: CDLX), a purchase intelligence platform that makes marketing more relevant and measurable, today announced financial results for the third quarter ended September 30, 2019. Supplemental information is available on the Investor Relations section of the Cardlytics' website at http://ir.cardlytics.com/.
“We delivered strong third quarter results that exceeded our guidance across all key metrics, and we are raising our full year 2019 outlook,” said Scott Grimes, CEO & Co-Founder of Cardlytics. “We are also pleased with our progress towards a phased launch of Wells Fargo beginning later this month. Our third quarter and year to date performance reflects our team’s strong execution and we remain very well-positioned to deliver against our key 2019 priorities, which sets us up well for success in 2020 and beyond.”
“With our successful rollout of Chase complete and our upcoming rollout of Wells Fargo, our scale gives marketers the ability to reach bank customers at a massive scale,” said Lynne Laube, COO & Co-Founder of Cardlytics. “Our ongoing initiatives to penetrate new verticals and enable a more automated buying model positions Cardlytics extraordinarily well for continued growth.”
Third Quarter 2019 Financial Results

•	Revenue was $56.4 million, an increase of 63% year-over-year, compared to $34.6 million in the third quarter of 2018.

•
Net loss attributable to common stockholders was $(7.7) million, or $(0.33) per diluted share, based on 23.6 million weighted-average common shares outstanding, compared to a net loss attributable to common stockholders of $(8.4) million, or $(0.40) per diluted share, based on 21.0 million weighted-average common shares outstanding in the third quarter of 2018.

•
Non-GAAP net income was $0.8 million, or $0.03 per diluted share, based on 23.6 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss of $(3.1) million, or $(0.15) per diluted share, based on 21.0 million non-GAAP weighted-average common shares outstanding in the third quarter of 2018.

•	Billings, a non-GAAP metric, was $82.8 million, an increase of 70% year-over-year, compared to $48.6 million in the third quarter of 2018.

•
Adjusted contribution, a non-GAAP metric, was $24.7 million, an increase of 46% year-over-year, compared to $17.0 million in the third quarter of 2018. During the third quarter of 2018, adjusted contribution and adjusted EBITDA included the impact of a non-cash gain totaling $0.8 million related to the renewal of our agreement with Lloyds.

•	Adjusted EBITDA, a non-GAAP metric, was a gain of $3.0 million compared to a loss of $(1.7) million in the third quarter of 2018.
“We are proud to be delivering very strong results, exemplified by an accelerating business and progressing consistently with our strategy that we have outlined over the past few quarters,” said David Evans, CFO of Cardlytics. “We will continue to make strategic investments in our people and our platform in order to capitalize on the long-term growth opportunities that we see in the market. Our recently completed follow-on gives us that strategic and financial flexibility to execute on our long term plans.”
Key Metrics

•	FI MAUs were 128.3 million, an increase of 116%, compared to 59.3 million in the third quarter of 2018.

•	ARPU was $0.44, a decrease of (24)%, compared to $0.58 in the third quarter of 2018.
Definitions of FI MAUs and ARPU are included below under the caption “Non-GAAP Measures and Other Performance Metrics.”
Fourth Quarter and the Fiscal Year 2019 Financial Expectations
Cardlytics anticipates billings, revenue, adjusted contribution and adjusted EBITDA to be in the following ranges (in millions):

	Q4 2019 Guidance	FY 2019 Guidance
Billings(1)	$82.0 - $88.0	$297.0 - $303.0
Revenue	$55.0 - $59.0	$196.0 - $200.0
Adjusted contribution(2)	$23.5 - $25.5	$87.5 - $89.5
Adjusted EBITDA(3)	$1.0 - $2.0	$0.0 - $1.0

(1)	A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."

(2)
A reconciliation of adjusted contribution to GAAP gross profit on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

(3)
A reconciliation of adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Earnings Teleconference Information
Cardlytics will discuss its third quarter 2019 financial results during a teleconference today, November 12, 2019, at 5:00 PM ET / 2:00 PM PT. The conference call can be accessed at (866) 385-4179 (domestic) or (210) 874-7775 (international), conference ID# 3768916. A replay of the conference call will be available through 8:00 PM ET / 5:00 PM PT on November 19, 2019 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 3768916. The call will also be broadcast simultaneously at http://ir.cardlytics.com/. Following the completion of the call, a recorded replay of the webcast will be available on Cardlytics’ website.
About Cardlytics
Cardlytics (NASDAQ: CDLX) uses purchase intelligence to make marketing more relevant and measurable. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, San Francisco and Visakhapatnam. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance for the fourth quarter of 2019 and full year 2019, our potential for multi-year growth, the timing of the phased launch of Wells Fargo and the impact of our business initiatives. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our financial performance, including our revenue, margins, costs, expenditures, growth rates and operating expenses, and our ability to sustain revenue growth, generate positive cash flow and become profitable; risks related to our substantial dependence on our Cardlytics Direct product; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America") and a limited number of other financial institution (“FI”) partners; risks related to our ability to successfully implement Cardlytics Direct for Wells Fargo Bank, National Association (“Wells Fargo”) customers and maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new FI partners and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing FIs and retailers, and develop and launch new services and features, and other risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 12, 2019 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change.  We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release and related conference call or webcast in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net income (loss) and non-GAAP income (loss) per share as well as certain other performance metrics, such as FI monthly active users (“FI MAUs”) and average revenue per user (“ARPU”).

A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.
We have presented billings, adjusted contribution, adjusted EBITDA, adjusted FI Share and other third party costs, non-GAAP net income (loss) and non-GAAP net income (loss) per share as non-GAAP financial measures in this press release. Billings represents the gross amount billed to marketers for advertising campaigns in order to generate revenue. Billings is reported gross of both Consumer Incentives and FI Share. Our GAAP revenue is recognized net of Consumer Incentives and gross of FI Share. We define adjusted contribution as a measures by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our FI partners. Adjusted contribution demonstrates how incremental marketing spend on our platform generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our FI Share and other third party costs exclusive of a non-cash equity expense and amortization of deferred FI implementation costs, which are non-cash costs. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. We define adjusted EBITDA as our net loss before income tax benefit; interest expense, net; depreciation and amortization expense; stock-based compensation expense; foreign currency loss; amortization of deferred FI implementation costs; costs associated with financing events; loss on extinguishment of debt; change in fair value of warrant liabilities; and a non-cash equity expense recognized in FI Share. We define adjusted FI Share and other third-party costs as our FI Share and other third-party costs excluding non-cash equity expense and amortization of deferred FI implementation costs. We define non-GAAP net income (loss) as our net loss before stock-based compensation expense; foreign currency loss; costs associated with financing events; loss on extinguishment of debt; change in fair value of warrant liabilities; and a non-cash equity expense recognized in FI Share. Notably, any impacts related to minimum FI Share commitments in connection with agreements with certain FI partners are not added back to net loss in order to calculate adjusted EBITDA, adjusted contribution and non-GAAP net income (loss). We define non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by non-GAAP weighted-average common shares outstanding, basic and diluted, which includes our GAAP weighted-average common shares outstanding, basic and diluted, and our weighted-average preferred shares outstanding, assuming conversion.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing operating performance.
We define FI MAUs as targetable customers or accounts of our FI partners that logged in and visited the online or mobile banking applications of, or opened an email containing our offers from, our FI partners during a monthly period. We then calculate a monthly average of these FI MAUs for the periods presented. We define ARPU as the total Cardlytics Direct revenue generated in the applicable period calculated in accordance with GAAP, divided by the average number of FI MAUs in the applicable period.

CARDLYTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in thousands)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$95,184	$39,623
Restricted cash	246	20,247
Accounts receivable, net	61,691	58,125
Other receivables	3,634	2,417
Prepaid expenses and other assets	5,320	3,956
Total current assets	166,075	124,368
Long-term assets:
Property and equipment, net	12,125	10,230
Intangible assets, net	375	370
Capitalized software development costs, net	3,099	1,625
Deferred FI implementation costs, net	10,235	15,877
Other long-term assets, net	1,338	1,293
Total assets	$193,247	$153,763
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,946	$2,099
Accrued liabilities:
Accrued compensation	6,944	5,936
Accrued expenses	3,906	4,388
FI Share liability	33,697	27,656
Consumer Incentive liability	15,873	11,476
Deferred billings	745	346
Current portion of long-term debt	23	21
Total current liabilities	63,134	51,922
Long-term liabilities:
Deferred liabilities	2,773	3,173
Long-term debt, net of current portion:	19	46,693
Total liabilities	65,926	101,788
Stockholders’ equity:
Common stock, $0.0001 par value—100,000 shares authorized and 22,466 and 25,664 shares issued and outstanding as of December 31, 2018 and September 30, 2019, respectively	8	7
Additional paid-in capital	466,737	371,463
Accumulated other comprehensive income	2,634	1,992
Accumulated deficit	(342,058)	(321,487)
Total stockholders’ equity	127,321	51,975
Total liabilities and stockholders’ equity	$193,247	$153,763

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$56,419	$34,582	$141,137	$102,865
Costs and expenses:
FI Share and other third-party costs	32,470	17,982	79,094	59,149
Delivery costs	3,070	3,007	9,686	7,509
Sales and marketing expense	11,074	9,452	31,458	27,915
Research and development expense	3,018	4,097	8,741	12,444
General and administration expense	12,218	7,925	27,558	23,486
Depreciation and amortization expense	1,167	777	3,181	2,471
Total costs and expenses	63,017	43,240	159,718	132,974
Operating loss	(6,598)	(8,658)	(18,581)	(30,109)
Other (expense) income:
Interest expense, net	(218)	(254)	(860)	(2,995)
Change in fair value of warrant liabilities, net	—	801	—	(6,760)
Other expense	(931)	(257)	(1,130)	(1,612)
Total other (expense) income	(1,149)	290	(1,990)	(11,367)
Loss before income taxes	(7,747)	(8,368)	(20,571)	(41,476)
Income tax benefit	—	—	—	—
Net loss	(7,747)	(8,368)	(20,571)	(41,476)
Adjustments to the carrying value of preferred stock	—	—	—	(157)
Net loss attributable to common stockholders	$(7,747)	$(8,368)	$(20,571)	$(41,633)
Net loss per share attributable to common stockholders, basic and diluted	$(0.33)	$(0.40)	$(0.90)	$(2.29)
Weighted-average common shares outstanding, basic and diluted	23,561	20,970	22,936	18,150

CARDLYTICS, INC.
STOCK-BASED COMPENSATION EXPENSE (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Delivery costs	$176	$203	$539	$471
Sales and marketing expense	1,432	1,939	3,091	5,550
Research and development expense	638	915	1,204	3,141
General and administrative expense	5,240	2,666	7,432	7,806
Total stock-based compensation expense	$7,486	$5,723	$12,266	$16,968

CARDLYTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities
Net loss	$(20,571)	$(41,476)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,181	2,471
Amortization of financing costs charged to interest expense	72	255
Accretion of debt discount and non-cash interest expense	—	2,326
Stock-based compensation expense	12,266	16,968
Change in fair value of warrant liabilities, net	—	6,760
Other non-cash expense, net	2,434	4,136
Amortization of deferred FI implementation costs	2,173	1,136
Settlement of paid-in-kind interest	—	(8,353)
Change in operating assets and liabilities:
Accounts receivable	(5,789)	10,883
Prepaid expenses and other assets	(1,368)	(1,797)
Deferred FI implementation costs	—	(5,750)
Recovery of deferred FI implementation costs	3,469	4,036
Accounts payable	(401)	221
Other accrued expenses	1,453	24
FI Share liability	6,041	(3,728)
Customer Incentive liability	4,397	(2,412)
Net cash from (used in) operating activities	7,357	(14,300)
Investing activities
Acquisition of property and equipment	(4,561)	(3,190)
Acquisition of patents	(14)	(14)
Capitalized software development costs	(1,836)	(981)
Net cash used in investing activities	(6,411)	(4,185)
Financing activities
Proceeds from issuance of debt	—	47,435
Principal payments of debt	(46,692)	(52,475)
Proceeds from issuance of common stock	81,922	72,179
Equity issuance costs	(38)	(1,949)
Debt issuance costs	(143)	(48)
Net cash from financing activities	35,049	65,142
Effect of exchange rates on cash, cash equivalents and restricted cash	(435)	(107)
Net increase in cash, cash equivalents and restricted cash	35,560	46,550
Cash, cash equivalents, and restricted cash — Beginning of period	59,870	21,262
Cash, cash equivalents, and restricted cash — End of period	$95,430	$67,812

CARDLYTICS, INC.
SUMMARY OF GAAP AND NON-GAAP RESULTS (UNAUDITED)
(Dollars in thousands)

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2019	2018	$	%	2019	2018	$	%
Billings(1)	$82,792	$48,584	$34,208	70%	$215,118	$148,764	$66,354	45%
Consumer Incentives	26,373	14,002	12,371	88	73,981	45,899	28,082	61
Revenue	56,419	34,582	21,837	63	141,137	102,865	38,272	37
Adjusted FI Share and other third-party costs(1)(2)(3)	31,681	17,604	14,077	80	76,921	55,494	21,427	39
Adjusted contribution(1)(3)	$24,738	$16,978	$7,760	46%	$64,216	$47,371	$16,845	36%

(1)
Billings, adjusted FI share and other third-party costs and adjusted contribution are non-GAAP measures. Reconciliations of these non-GAAP measures to the most comparable GAAP measures are presented below under the headings "Reconciliation of GAAP Revenue to Billings" and "Reconciliation of GAAP Gross Profit to Adjusted Contribution."

(2)
Adjusted FI Share and other third-party costs excludes a non-cash equity expense included in FI Share and amortization of deferred FI implementation costs, as detailed below under the heading "Reconciliation of GAAP Gross Profit to Adjusted Contribution."

(3)
Adjusted FI Share and other third-party costs and adjusted contribution include the impact of a $0.8 million gain during the third quarter of 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP REVENUE TO BILLINGS (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$56,419	$34,582	$141,137	$102,865
Plus:
Consumer Incentives	26,373	14,002	73,981	45,899
Billings	$82,792	$48,584	$215,118	$148,764

CARDLYTICS, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED CONTRIBUTION (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$56,419	$34,582	$141,137	$102,865
Minus:
FI Share and other third-party costs(1)	32,470	17,982	79,094	59,149
Delivery costs(2)	3,070	3,007	9,686	7,509
Gross profit(1)	20,879	13,593	52,357	36,207
Plus:
Delivery costs(2)	3,070	3,007	9,686	7,509
Non-cash equity expense included in FI Share(3)	—	—	—	2,519
Amortization of deferred FI implementation costs(3)	789	378	2,173	1,136
Adjusted contribution(1)	$24,738	$16,978	$64,216	$47,371

(1)
FI Share and other third-party costs, gross profit and adjusted contribution include the impact of a $0.8 million gain during the third quarter of 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

(2)
Stock-based compensation expense recognized in delivery costs totaled $0.2 million and $0.2 million for the three months ended September 30, 2018 and 2019, respectively, and $0.5 million and $0.5 million for the nine months ended September 30, 2018 and 2019, respectively.

(3)	Non-cash equity expense included in FI Share and amortization of deferred FI implementation costs are excluded from adjusted FI Share and other third party costs as shown below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
FI Share and other third-party costs	$32,470	$17,982	$79,094	$59,149
Minus:
Non-cash equity expense included in FI Share	—	—	—	2,519
Amortization of deferred FI implementation costs	789	378	2,173	1,136
Adjusted FI Share and other third-party costs	$31,681	$17,604	$76,921	$55,494

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss(1)	$(7,747)	$(8,368)	$(20,571)	$(41,476)
Plus:
Income tax benefit	—	—	—	—
Interest expense, net	218	254	860	2,995
Depreciation and amortization expense	1,167	777	3,181	2,471
Stock-based compensation expense	7,486	5,723	12,266	16,968
Foreign currency gain	903	256	1,079	682
Amortization of deferred FI implementation costs	789	378	2,173	1,136
Loss on extinguishment of debt	28	—	51	924
Change in fair value of warrant liabilities, net	—	(801)	—	6,760
Non-cash equity expense included in FI Share	—	—	—	2,519
Costs associated with financing events	123	118	123	118
Adjusted EBITDA(1)	$2,967	$(1,663)	$(838)	$(6,903)

(1)
Net loss and adjusted EBITDA include the impact of a $0.8 million gain during the third quarter of 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
AND NON-GAAP NET INCOME (LOSS) PER SHARE (UNAUDITED)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss(1)	$(7,747)	$(8,368)	$(20,571)	$(41,476)
Plus:
Stock-based compensation expense	7,486	5,723	12,266	16,968
Foreign currency gain	903	256	1,079	682
Loss on extinguishment of debt	28	—	51	924
Change in fair value of warrant liabilities, net	—	(801)	—	6,760
Non-cash equity expense included in FI Share	—	—	—	2,519
Costs associated with financing events	123	118	123	118
Non-GAAP net income (loss)(1)	$793	$(3,072)	$(7,052)	$(13,505)
Weighted-average number of shares of common stock used in computing non-GAAP net loss per share:
GAAP weighted-average common shares outstanding, diluted	23,561	20,970	22,936	18,150
Weighted-average preferred shares, assuming conversion	—	—	—	1,481
Non-GAAP weighted-average common shares outstanding, diluted	23,561	20,970	22,936	19,631
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.03	$(0.15)	$(0.31)	$(0.69)

(1)
Net loss and non-GAAP net income (loss) include the impact of a $0.8 million gain during the third quarter of 2018 related to the renewal of our agreement with Lloyds, which contains certain amendments that are retroactively applied as of January 1, 2018.

CARDLYTICS, INC.
RECONCILIATION OF FORECASTED GAAP REVENUE TO BILLINGS (UNAUDITED)
(Amounts in millions)

	Q4 2019 Guidance	FY 2019 Guidance
Revenue	$55.0 - $59.0	$196.0 - $200.0
Plus:
Consumer Incentives	$23.0 - $33.0	$97.0 - $107.0
Billings	$82.0 - $88.0	$297.0 - $303.0

Contacts:

Public Relations:
ICR
cardlyticspr@icrinc.com

Investor Relations:
William Maina
ICR, Inc.
(646) 277-1236
ir@cardlytics.com